                                                                    Exhibit 10.5


* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "*". A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


                                 PW4168A ENGINE

                          MAINTENANCE SERVICE AGREEMENT

                                     BETWEEN

                       TRANSPORTES AEREOS MERIDIONAIS S.A.

                                       AND

                    UNITED TECHNOLOGIES INTERNATIONAL, INC.,
                            PRATT & WHITNEY DIVISION

This document contains proprietary information of United Technologies International, Inc., Pratt & Whitney Division ("Pratt & Whitney") and may not be disclosed to other parties. The terms contained in this document are offered and delivered on the express condition that this document not be disclosed or reproduced in whole or in part without the express prior written consent of Pratt & Whitney. Neither receipt nor possession of this document alone, from any source, constitutes such permission. Possession, use, copying or disclosure by anyone without Pratt & Whitney's express prior written permission is not authorized and may result in criminal and/or civil liability.

                                Table of Contents

                                                                            PAGE
                                                                            ----
                                TABLE OF CONTENTS

ARTICLE 1  - DEFINITIONS.................................................     2
ARTICLE 2  - DESCRIPTION OF SERVICES.....................................     4
ARTICLE 3  - REQUIREMENTS/SPECIFICATIONS.................................     4
ARTICLE 4  - MATERIAL SUPPORT............................................     5
ARTICLE 5  - ENGINEERING SUPPORT/MAINTENANCE MANAGEMENT..................     7
ARTICLE 6  - MAINTENANCE SERVICES........................................     8
ARTICLE 7  - TURNAROUND TIMES............................................    10
ARTICLE 8  - CHARGES FOR SERVICES........................................    11
ARTICLE 9  - INVOICING AND PAYMENT.......................................    12
ARTICLE 10 - APPLICABLE TERMS AND CONDITIONS.............................    13
ARTICLE 11 - TITLE, DELIVERY, AND RISK OF LOSS...........................    13
ARTICLE 12 - INSPECTION..................................................    14
ARTICLE 13 - WARRANTIES, REMEDIES, AND LIMITATIONS.......................    14
ARTICLE 14 - EXCUSABLE DELAYS............................................    17
ARTICLE 15 - CHANGES/ASSIGNMENT..........................................    18
ARTICLE 16 - TAXES.......................................................    19
ARTICLE 17 - COMPLIANCE WITH FAIR LABOR STANDARDS ACT....................    19
ARTICLE 18 - MATERIAL DISPOSITION........................................    19
ARTICLE 19 - LIABILITY LIMITATION........................................    19
ARTICLE 20 - SELLER'S INSURANCE..........................................    20

                               Table of Contents
                                 (Continued)

                                                                            PAGE
                                                                            ----
ARTICLE 21 - TERM AND TERMINATION........................................    20
ARTICLE 22 - APPLICABLE LAWS/CAPTIONS/ORDER OF PRECEDENCE................    21
REFERENCES...............................................................    II

LIST OF ATTACHMENTS

ATTACHMENT I - FIXED PRICES AND CHARGES FOR SERVICES

     APPENDIX A - PRATT & WHITNEY MAINTENANCE WORK SPECIFICATIONS FOR TAM

     APPENDIX B - PW4000 KIT AND BIN PARTS FIXED PRICE LISTING

ATTACHMENT II - ENGINE SHOP VISIT DATA REQUIREMENTS

                                   REFERENCES

Pratt & Whitney, CHESHIRE, CONNECTICUT PW4000 STANDARD ENGINE WORKSCOPE SPECIFICATION AND PREFACE - the then-current documents shall be on file at Pratt & Whitney and TAM for the period of this Agreement.

                                                               September 14,2000

                                 PW4168A ENGINE

                          MAINTENANCE SERVICE AGREEMENT

                                     BETWEEN

                       TRANSPORTES AEREOS MERIDIONAIS S.A.

                                       AND

                    UNITED TECHNOLOGIES INTERNATIONAL, INC.,
                            PRATT & WHITNEY DIVISION

     THIS AGREEMENT is made by and between TRANSPORTES AEREOS MERIDIONAIS S.A. having an office and place of business at Sao Paulo, Brazil ("TAM"), and UNITED TECHNOLOGIES INTERNATIONAL, INC., Pratt & Whitney Division, at Cheshire, Connecticut ("Pratt & Whitney"), a corporation organized and existing under the laws of the Territory of Guam, having an office and place of business at East Hartford, Connecticut, USA.

                                   WITNESSETH:

     WHEREAS, TAM desires to use Pratt & Whitney * to perform maintenance, modification and/or overhaul of PW4168A engines, engine Modules, and the parts and components thereof owned or operated by TAM; and

     WHEREAS, Pratt & Whitney desires to perform required Maintenance Services on such Equipment at its facilities or through qualified vendors or Subcontractors of Pratt & Whitney, under the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of these mutual covenants and the recitals set forth above, the parties do hereby agree as follows.

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

PW4168A Engine Maintenance Service Agreement between
Transportes Aereos Meridionais S.A. and
United Technologies International, Inc., (Continued)                      Page 2


                            ARTICLE 1 -- DEFINITIONS

1.1 "Delivered Duty Paid" or "DDP" shall have the meaning set forth in Incoterms 2000. The party delivering goods hereunder shall have the relevant obligations applicable under such term to a seller and the party receiving goods hereunder shall have the relevant obligations applicable under such term to a buyer.

1.2 "Engine Build-Up Unit" (("EBU") also referred to as Quick Engine Change ("QEC")) shall mean engine system related mounted hardware required to interface the engine to a specific airframe. The following systems are typically included in an EBU (also referred to as Quick Engine Change)
     (QEC): Fuel, Hydraulic, Pneumatic, Fire Detection, Electrical, Integrated Drive Generator System ("IDGS"), Cooling, Engine Control, Nacelle Drain and Vent, Starter, Nacelle and Engine Instrumentation, Inlet Anti-Icing, Engine Pressure Ratio, Engine Mounts and engine Vibration Monitoring.

1.3 "Equipment" shall mean PW4168A engines, and/or engine Modules, and/or parts and/or components, and/or QEC/EBU thereof, owned or operated by TAM.

1.4 "Exchange Parts" shall mean TAM's parts or Modules which require repair and/or modification in accordance with the applicable Pratt & Whitney Engine Manual and approved technical data, including the incorporation of applicable Service Bulletins, and whose repair/modification turnaround time is in excess of the allocated shop repair times and will be replaced with Rotable Material Service ("RMS") Parts, at which time title for title transfer shall occur, subject to certain exceptions explained in more detail herein, such as Paragraph 4.1.2. If such TAM parts or Modules are found unacceptable or declared scrap by Pratt & Whitney, any replacement parts or Modules supplied by TAM are also included under this definition.

1.5 "Ex Works" shall have the meaning set forth in Incoterms 2000. The party delivering goods hereunder shall have the relevant obligations applicable under such term to a seller and the party receiving goods hereunder shall have the relevant obligations applicable under such term to a buyer.

1.6 "Focused Parts Repair Unit" shall mean an independent profit and loss center within the United States operations of Pratt and Whitney, exclusive of foreign subsidiaries, responsible for the repair of designated groups of engine parts.

1.7 "Maintenance Services" shall mean a workscope as applicable to the repair, maintenance, modification, and/or overhaul of TAM's Equipment.

1.8 "Modules" shall mean the following major serialized portions of the Equipment that, unless otherwise indicated herein, are originally sold by Pratt & Whitney as a data plated assembly:

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

PW4168A Engine Maintenance Service Agreement between
Transportes Aereos Meridionais S.A. and
United Technologies International, Inc., (Continued)                      Page 3


          Low Pressure Compressor ("LPC")
          High Pressure Compressor ("HPC")
          High Pressure Turbine ("HPT")
          Low Pressure Turbine ("LPT")
          Angle Gearbox ("AGB") (Not data plated for the PW4168A)
          Main Gearbox ("MGB")

1.9 "Operating and Maintenance History" shall mean data relative to the Equipment's modification level, total time, total cycles, time since overhaul, time since shop repair, the date of removal and reason for removal. (Reference Paragraph 3.3 and Attachment II).

1.10 "Pratt & Whitney" means the Pratt & Whitney Division of United Technologies Corporation.

1.11 "Purchase Order" shall mean a document, issued by TAM pursuant to this Agreement for Equipment sent to Pratt & Whitney, that authorizes Pratt & Whitney to perform Maintenance Services in accordance with this Agreement. The Purchase Order shall state that it is subject to the terms of this Agreement and shall be numbered, or otherwise identified, for purposes of identification and billing. It may also contain a statement of, or reference to, the applicable work specification, if not transmitted separately, and should contain return delivery instructions.

1.12 "QEC" shall mean Quick Engine Change and similar engine mounted hardware required to interface the engine to a specific airframe (also referred to as EBU).

1.13 "RMS Parts" (Rotable Material Service Parts), shall mean those Pratt & Whitney parts and Modules, which are compatible with TAM's Equipment and are either new or serviceable in accordance with the applicable Pratt & Whitney Engine Manual and/or approved technical data including the incorporation of applicable Service Bulletins, which are exchanged for TAM's Exchange Parts, at which time a title for title transfer shall occur, subject to certain exceptions explained in more detail herein, such as Paragraph 4.1.2.

1.14 "SMS Parts" shall mean used serviceable parts inventoried by Pratt & Whitney for direct sale at less than new part price.

1.15 "Subcontractor" shall mean any entity which is approved by Pratt & Whitney to perform any work under this Agreement, including United Technologies Corporation joint venture partners or subsidiaries and other Pratt & Whitney entities outside of Pratt & Whitney, but shall not include Pratt & Whitney Focused Parts Repair Units.

1.16 "Type Certificate Holder" or "TCH" shall mean an entity holding a type certificate issued under the authority of the United States Federal Aviation Regulation, Part 21.

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

PW4168A Engine Maintenance Service Agreement between
Transportes Aereos Meridionais S.A. and
United Technologies International, Inc., (Continued)                      Page 4


                       ARTICLE 2 - DESCRIPTION OF SERVICES

2.1 Except as otherwise stated herein, during the term hereof, TAM shall use Pratt & Whitney, and only Pratt & Whitney, to perform Maintenance Services for all Equipment owned or operated by TAM.

2.2 Upon receipt of TAM's Equipment and an acceptable Purchase Order issued pursuant to this Agreement, Pratt & Whitney shall furnish required Maintenance Services subject to the terms, conditions and charges set forth herein.

2.3 TAM shall pay Pratt & Whitney for all Maintenance Services provided by Pratt & Whitney or its Subcontractors in accordance with the rates and charges set forth in Attachment I.

                     ARTICLE 3 - REQUIREMENTS/SPECIFICATIONS

3.1 TAM shall maintain the Equipment in accordance with the requirements of the applicable Airworthiness Regulatory Agency Production Approval Holders' ("PAH") instructions for continued airworthiness, engine and/or component maintenance manuals, approved current technical data, service bulletins, applicable Airworthiness Directives, and TAM's Continuous Airworthiness Maintenance Plan ("Plan"). The Plan shall substantially conform to the PAH data and include the Pratt & Whitney workscopes referenced herein. The Plan shall be approved by all regulatory agencies with proper jurisdiction. In addition, the Plan shall incorporate all Airworthiness Regulatory Agency procedures/requirements then in effect and applicable to TAM. TAM shall provide Pratt & Whitney with copies of its customized Powerplant Buildup Manuals, Maintenance Manuals, wiring diagrams, and all revisions thereto to assure that the Equipment's external configuration conforms to TAM's requirements and specifications.

3.2 TAM shall provide to Pratt & Whitney, before maintenance release and shipment of the Equipment by Pratt & Whitney, written engineering authority in accordance with governmental airworthiness regulations for continued use of parts in TAM's engines, Modules and components that are found at inspection or during repair to embody repairs or modifications authorized previously under other than the Type Certificate Holder's ("TCH") technical data. Parts containing such peculiar repair(s) will not be considered candidates for exchange as provided in Article 4, Paragraph 4.1.2. TAM will replace such parts with acceptable parts within thirty (30) days. In the event TAM is unable to deliver an acceptable part within thirty (30) days, Pratt & Whitney will charge TAM for a replacement new or used serviceable part in accordance with the pricing terms of this Agreement.

3.3 In order for Pratt & Whitney to process Equipment in accordance with the time schedules set forth herein, TAM shall, within two (2) weeks prior to shipping

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

PW4168A Engine Maintenance Service Agreement between
Transportes Aereos Meridionais S.A. and
United Technologies International, Inc., (Continued)                      Page 5


     Equipment for Maintenance Services hereunder, provide by facsimile, SITA or other electronic communication, the applicable Operating and Maintenance History in the format provided in Attachment II hereto. In addition, TAM will provide to Pratt & Whitney a six (6) month nonbinding forecast of the Equipment's scheduled maintenance and modification requirements and will notify Pratt & Whitney monthly as to any known changes in the forecast.

3.4 TAM hereby warrants that, to the best of its knowledge and belief, unless otherwise disclosed to Pratt & Whitney in writing, all Equipment delivered for Maintenance Services, including Exchange Parts and TAM supplied parts:
     (i) are of proper configuration, (ii) were produced in compliance with applicable United States of America Federal Aviation Regulations ("FAR"), including without limitation FAR 21.303, 21.305 and other applicable production approval requirements, and (iii) have not been involved in an accident, extreme environmental conditions, or other abnormal operating conditions, exposed to abnormally high rotor speeds or turbine temperatures, or otherwise operated outside the certification basis for the type certificated product(s) on which they are eligible for installation as prescribed in the TCH's Maintenance Manual or other approved technical data. TAM further warrants that, to the best of its knowledge and belief, there is no reason that such goods may not be repairable based upon the TCH's approved technical data. With respect to goods delivered for Maintenance Services, TAM warrants that, unless otherwise disclosed to Pratt & Whitney in writing, parts do not contain any prior repairs or modifications not performed in full compliance with applicable regulatory requirements. With respect to goods eligible for exchange, TAM warrants to the best of its knowledge and belief, such goods do not contain any parts not manufactured by the TCH or an authorized supplier thereof, nor any repairs or modifications not based upon the TCH's approved technical data and performed by a repair source approved by the United States Federal Aviation Administration. TAM agrees to indemnify and save Pratt & Whitney harmless from any loss or damage but not any incidental or consequential damage (including attorneys' fees) resulting to Pratt & Whitney from the warranties made by TAM set forth herein being untrue in any respect.

                          ARTICLE 4 - MATERIAL SUPPORT

4.1 The material sources listed below shall be used to support Maintenance Services for TAM's Equipment.

     4.1.1 New Parts

          New parts may be used to replace scrap, superseded and, in some instances, long lead time repair/modification material subject to charges specified in Attachment I.

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

PW4168A Engine Maintenance Service Agreement between
Transportes Aereos Meridionais S.A. and
United Technologies International, Inc., (Continued)                      Page 6


     4.1.2 Pratt & Whitney RMS Parts

          When Rotable Material Service ("RMS") Parts are used, and Exchange Parts are accepted by Pratt & Whitney as set forth below, title for title exchanges result and TAM's repaired Equipment is returned to the RMS inventory. TAM warrants that it will deliver good title to Exchange Parts at time of Acceptance, as defined below.

          If Pratt & Whitney determines (reasonably and in good faith) that TAM's previously supplied Exchange Parts are unrepairable, it shall so notify TAM and TAM shall, following TAM's receipt of such notice, deliver Exchange Parts DDP Pratt & Whitney's facility, transportation prepaid, not later than * after delivery by Pratt & Whitney of corresponding RMS Parts. Pratt & Whitney reserves the right to impose a service charge on Exchange Parts which are not delivered by TAM within *. The service charge will be * of the current new part price for each *, or portion thereof, beyond the * period allowed for delivery of TAM supplied Exchange Parts. If there is no current new part price for such Exchange Parts, Pratt & Whitney shall, in its sole discretion, determine a price based on the current price of comparable parts or the last listed price escalated to the current date.

          Title to the Exchange Part vests, and risk of loss passes, only upon Acceptance. Acceptance by Pratt & Whitney ("Acceptance") occurs at the earlier of:

          - notice by Pratt & Whitney to Tam that it has approved the TAM supplied or Exchange Part; or

          - the expiration of the Inspection Period (the sixty (60) day period following receipt of TAM's Exchange Parts), provided that Pratt & Whitney has not required a replacement part or scrapped the part. Title to the Exchange Part vests, and risk of loss passes, only upon Acceptance.

     4.1.3 TAM Supplied Parts

          Pratt & Whitney's inventory will be the primary source for material support; however, if TAM ships certain used serviceable parts to Pratt & Whitney for use in specific TAM Equipment or for retention in a segregated support inventory, such parts must be accompanied by appropriate serviceability documents (maintenance release as defined by FAR 43) and in accordance with regulatory agency approved technical data, or undergo Pratt & Whitney inspection at TAM's expense.

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

PW4168A Engine Maintenance Service Agreement between
Transportes Aereos Meridionais S.A. and
United Technologies International, Inc., (Continued)                      Page 7


     4.1.4 Pratt & Whitney SMS Parts

          If available, SMS Parts will be used in the same manner as the new parts described in Paragraph 4.1.1 above, unless TAM specifies in writing to the contrary. SMS Parts are subject to the terms and conditions hereof and charges set forth in Attachment I.

4.2 All TAM parts supplied to Pratt & Whitney under Paragraphs 4.1.2 or 4.1.3, must be accompanied by (life limited) parts records, if applicable. In addition, TAM shall provide maintenance records to Pratt & Whitney upon request, confirming compliance with the requirements and specifications of this Agreement.

4.3 Unless otherwise specified by TAM, Pratt & Whitney will install new or SMS Parts to meet turnaround time when RMS or TAM parts are not available to replace long lead-time repair/modification parts. TAM will pay the charges associated with the installed parts and the charges for repair of the original parts which shall, on completion, be placed in the TAM inventory as described in Paragraph 4.1.3, above.

4.4  *

4.5 If TAM is unable to convey good title to Exchange Parts, or if Exchange Parts or TAM supplied parts and records do not meet the requirements of this Agreement, Pratt & Whitney shall, within sixty (60) days after receipt thereof or notice of title defect, notify TAM of such condition. In the event such notification and determination are made by Pratt & Whitney, the act of Acceptance, the passage of title and the transfer of risk of loss to Pratt & Whitney, as applicable, shall be deemed not to have occurred. In such event, Pratt & Whitney shall have the right, at its option, to require that TAM replace such Exchange Parts, with acceptable Exchange Parts, which will be shipped by TAM within thirty (30) days of notification, or to adjust the invoice as Pratt & Whitney determines necessary.

     TAM will reimburse Pratt & Whitney for all labor costs associated with the subject part, up until the date that Pratt & Whitney rejects the TAM supplied or Exchange Part.

     ARTICLE 5 - ENGINEERING SUPPORT/MAINTENANCE MANAGEMENT

5.1 As part of its engineering support and maintenance management services under this Agreement, Pratt & Whitney shall:

     5.1.1 Communicate with TAM regarding work in process or Equipment in transit hereunder;

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

PW4168A Engine Maintenance Service Agreement between
Transportes Aereos Meridionais S.A. and
United Technologies International, Inc., (Continued)                      Page 8


     5.1.2 Provide specific operational/maintenance recommendations based on data collected from Equipment received hereunder;

     5.1.3 In coordination with TAM, determine applicable Service Bulletin incorporation schedules with the objective of increasing Equipment reliability, durability, and maintainability; and

     5.1.4 Provide the documentation identified below:

          5.1.4.1 A major damage or non-typical repair report including technical conclusions as to the cause of such damage or repair requirements;

          5.1.4.2 A Major Repair and Alterations Form FAA-337;

          5.1.4.3 Significant Historical Data (QEC and Component) Report;

          5.1.4.4 A Major Parts Record Change List ("MARS") (engines and Modules) within thirty (30) days of engine shipment;

          5.1.4.5 Engine Test Logs (as applicable);

          5.1.4.6 Airworthiness Directive Status;

          5.1.4.7 Service Bulletin Compliance;

          5.1.4.8 Status of Life Limited Parts; and

          5.1.4.9 Maintenance Release, Form FAA 8130-3.

5.2 From time to time, upon request, Pratt & Whitney may, during the period of the Agreement, dispatch to the site designated by TAM qualified personnel to perform limited workscope maintenance, provided that material, tools, and an appropriate work site are available. In certain instances, as shall be established on a case-by-case basis, Pratt & Whitney will supply tools and material. Services performed and/or Pratt & Whitney materials incorporated on-site by Pratt & Whitney will be invoiced in accordance with the rates and charges for on-site work appearing in Attachment I hereto.

                        ARTICLE 6 - MAINTENANCE SERVICES

6.1 When Equipment is shipped to Pratt & Whitney for maintenance hereunder, its Operating and Maintenance History, as provided to Pratt & Whitney in accordance

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

PW4168A Engine Maintenance Service Agreement between
Transportes Aereos Meridionais S.A. and
United Technologies International, Inc., (Continued)                      Page 9


     with Paragraph 3.3, will be considered in determining the Maintenance Services to be performed subject to the specifications of Article 3.

6.2 Pratt & Whitney may, after reviewing the Equipment's actual condition and history, seek TAM's written concurrence to modify the workscope. Pratt & Whitney's review shall include, but not be limited to:

     6.2.1 operating time since the last shop visit;

     6.2.2 present parts condition;

     6.2.3 the number of hours planned for the next shop visit interval or as determined by life-limited parts;

     6.2.4 any scheduled interval for engine Hot Section Inspection;

     6.2.5 the review of recommended Pratt & Whitney Service Bulletins, as defined in Article 5, Paragraph 5.1.3;

     6.2.6 the instructions given on TAM's Purchase Orders and/or Work Specifications;

     6.2.7 the reason for an unscheduled removal or shop visit;

     6.2.8 TAM supplied report of any accident/abnormal operational circumstance involving the Equipment being inducted, (reference: Pratt & Whitney Overhaul Standard Practices Manual, P.N. 585005); and

     6.2.9 Any regulatory requirements other than the United States FAA as specified by TAM.

6.3 For the purpose of calculating the Basic Engine Labor man-hours described in the PW4168A Engine Shop Visit Labor Guarantee Plan provided in the PW4168A Propulsion System contract between Pratt & Whitney and TAM dated October 1, 1997 (the "PW4168A Contract"), Pratt &Whitney will provide the number of Basic Engine Labor man-hours utilized to perform the Maintenance Services on each of the final invoices.

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

PW4168A Engine Maintenance Service Agreement between
Transportes Aereos Meridionais S.A. and
United Technologies International, Inc., (Continued)                     Page 10


                          ARTICLE 7 - TURNAROUND TIMES

7.1 Except as set forth in Article 14, Pratt & Whitney shall turnaround TAM's Equipment within the following turnaround times:

                                  Calendar Days
                                  -------------
Hot Section Maintenance                 *
Gas Path Repair and Maintenance         *
Heavy Maintenance                       *

     The turnaround times for miscellaneous shop visits shall be established by mutual agreement between TAM and Pratt & Whitney.

7.2 Turnaround time shall commence on the date of induction, following receipt by Pratt & Whitney of TAM's Equipment and a proper Purchase Order and/or Work Specification which accurately defines the work to be accomplished. Turnaround time shall end the day Equipment is ready for shipment Ex Works, Pratt & Whitney's designated facility. Turnaround times exclude published Pratt & Whitney holidays and scheduled plant shutdowns.

7.3 Turnaround times are based on Pratt & Whitney's discretionary use of the inventories defined in Article 4 including a RMS High Pressure Compressor ("HPC") and Low Pressure Compressor ("LPC") Module and upon TAM's timely compliance with Pratt & Whitney requests and recommendations. Any delays of more than * due to TAM's response time or specific inventory requirements will result in a commensurate extension to the turnaround time. In the event of multiple, simultaneous receipts, Pratt & Whitney reserves the right to stagger Equipment inductions by a maximum of * , in which case turnaround time begins on the day of Equipment input into the shop.

7.4 In the event that (i) the engine turnaround times listed in Paragraph 7.1 are exceeded, and (ii) and such delay is solely attributable to Pratt & Whitney, and (iii) all TAM's PW4168A engines are being overhauled at the Pratt & Whitney designated facility; then Pratt & Whitney shall provide a remedy in accordance with the following provisions.

     7.4.1 Pratt & Whitney shall (i) use commercially reasonable best efforts to assist TAM in obtaining a Pratt & Whitney PW4168A lease engine; or
          (ii) if no PW4168A lease engine is available from Pratt & Whitney, then Pratt & Whitney will provide TAM with a credit that may only be applied to invoices

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

PW4168A Engine Maintenance Service Agreement between
Transportes Aereos Meridionais S.A. and
United Technologies International, Inc., (Continued)                     Page 11


          issued by Pratt & Whitney to TAM under this Agreement in the amount of
          * for each day the turnaround time is exceeded, provided that the maximum amount credited hereunder for any shop visit shall be *

     7.4.2 If Pratt & Whitney leases a PW4168A engine to TAM pursuant to Section 7.4.1, Pratt & Whitney will waive the daily lease fee for such engine. Such waiver shall be deemed to be a credit subject to the caps specified in Article 7.4.1. In this event, any hourly or cyclic usage charges associated with such lease shall be the responsibility of, and paid by, TAM. These usage charges will be competitive with the lease market.

     7.4.3 Pratt & Whitney's obligation to provide a Pratt & Whitney lease engine is subject to the terms and conditions set forth in the General Engine Lease Agreement dated February 10, 1999 by and between United Technologies International and TAM. Pratt & Whitney's obligation to provide a Pratt & Whitney lease engine shall commence on the date such transaction is authorized by Pratt & Whitney and such lease engine is delivered to TAM by Pratt & Whitney and shall terminate * following the redelivery of a TAM PW4168A engine, Ex Works Pratt & Whitney's Cheshire, Connecticut, facility. The maximum amount of daily lease fees waived or credited by Pratt & Whitney pursuant to this Article 7 in respect of any shop visit shall be the same as the maximum amount credited in respect of any shop visit pursuant to Section 7.4.1. [*

7.5 TAM's sole remedies, and Pratt & Whitney's maximum liability for the inability of Pratt & Whitney to meet the specified turnaround times shall be as stated in this Article 7.

                        ARTICLE 8 - CHARGES FOR SERVICES

8.1 Pratt & Whitney's prices for the term of this Agreement are set forth in Attachment I hereto. These prices are subject to escalation as described in Attachment I. For TAM's convenience of reference Pratt & Whitney will provide TAM, on an annual basis, with a pricing letter indicating the escalated price for the then-current calendar year.


8.2 Subject to the provisions of Articles 14 or 21 hereof, during the term of this Agreement, should TAM obtain Maintenance Services from a facility other than Pratt & Whitney, without Pratt & Whitney's written consent, and such action substantially contravenes the intent of Paragraphs 8.2.1 and
     8.2.2 below, in addition to any other remedies available to Pratt & Whitney, all work done during the term of this Agreement will be charged at Pratt & Whitney's standard rates and charges in effect at the time the Maintenance Services were performed (including services previously billed at the discounted rates and charges). TAM shall pay any required adjustment.


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     Pratt & Whitney, without Pratt & Whitney's prior written consent, and such action substantially contravenes the intent of Paragraphs 8.2.1 and 8.2.2 below, in addition to any other remedies available to Pratt & Whitney, all work done during the term of this Agreement will be charged at Pratt & Whitney's standard rates and charges in effect at the time the Maintenance Services were performed (including services previously billed at the discounted rates and charges). TAM shall pay any required adjustment.

     8.2.1 Engines and Modules are the primary focus of this limited exclusivity provision and must always be sent to Pratt & Whitney unless an exception is agreed to in writing by Pratt & Whitney or the provisions of Articles 14 or 21 are applicable. Subject to the provisions of Articles 14 and 21 hereof, sending an engine or Module to another facility without Pratt & Whitney's express written consent will invoke the pricing provisions of Paragraph
             8.2. Pratt & Whitney Focused Repair Parts (those parts listed in Pratt & Whitney's then-current Part Repair Capability Index) are a secondary focus and isolated instances of sending such parts to another facility will not invoke the pricing adjustment provided for in Paragraph 8.2; however, repeated actions will invoke the pricing provisions of Paragraph 8.2. Pratt & Whitney reserves the right to increase the number and type of Focused Repair Parts during the term of this Agreement.

     8.2.2 The parties acknowledge that this limited exclusivity is based on performance substantially in accordance with this Agreement. For so long as Pratt & Whitney's performance constitutes less than full compliance, but not constituting material breach, and should TAM be substantively and adversely impacted, the parties agree to meet and discuss improvements which may result in specific work to be sent to other sources provided that in the absence of such agreed upon improvements, TAM may exercise the remedies available to it under
             Article 14 hereof.

                        ARTICLE 9 - INVOICING AND PAYMENT

9.1 Invoices will usually be rendered within * following Equipment delivery from Pratt & Whitney. These invoices will normally be final for parts and partial for engines and Modules.

     Partial invoices will include the charges for work performed to date and the estimated charges for residual work on Exchange Parts. *

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9.2  In order to expedite the final invoice process, Pratt & Whitney shall have the right to convert residual repair charges to a reasonable fixed price, based upon historical experience or stated fixed prices. Such conversion of residual repair charges shall be based upon the fixed price or the labor rate in effect at the time of Equipment receipt and manufacturer's prices in effect at the time of part assignment to the Equipment.

9.3 * All invoices shall be transmitted to TAM by facsimile or mutually agreed means within * hours of invoice date. If payment is not received within * days of invoice date, the invoice amount will be subject to interest at a rate of * per month, accruing from the date of invoice until the date payment is received. Pratt and Whitney may adjust this interest rate from time to time based on customer's late payment practices, but shall not charge more than the maximum rate of interest allowed by applicable law.

     In the event TAM has a reasonable dispute on any portion of an invoice, TAM will be required to pay the undisputed portion immediately, and interest on the disputed portion only will be waived until the dispute is resolved.


9.4 Notwithstanding the payment terms set forth above, if Pratt & Whitney determines in good faith that TAM's financial condition has materially and adversely deteriorated, Pratt & Whitney shall so notify TAM and shall have the right to seek reasonable assurances from TAM with respect to payment and, in the absence of Pratt & Whitney's receipt of such assurances as are reasonably acceptable to Pratt & Whitney, Pratt & Whitney shall have the right to specify reasonable alternative payment terms which shall, upon Pratt & Whitney giving written notice thereof to TAM, supersede the payment terms herein specified while such adverse material financial condition remains in effect with respect to TAM following which the original payment terms shall be automatically reinstated.


                  ARTICLE 10 - APPLICABLE TERMS AND CONDITIONS

Only the terms and conditions of this Agreement shall apply. Printed terms or conditions (other than those acknowledging or affirming application of this Agreement) appearing on or attached to TAM Purchase Orders shall not apply.

                 ARTICLE 11 - TITLE, DELIVERY, AND RISK OF LOSS

11.1 TAM shall furnish proper and serviceable shipping stands or containers for Equipment shipped to Pratt & Whitney for Maintenance Services under this Agreement. Pratt & Whitney shall, upon completion of work, reinstall the Equipment into TAM's stands or containers for reshipment. If any repairs are necessary to make TAM's stands or containers useable for reshipment, Pratt & Whitney may perform them on a time and material basis.

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11.2 The DDP point for Equipment shipped and delivered by TAM under this
     Agreement shall be Pratt & Whitney's facilities or the facilities of Pratt & Whitney designated Subcontractors. Ex Works redelivery of Equipment by Pratt & Whitney shall be to an agent of TAM, including a common carrier, flyaway, or warehouse as hereinafter provided. Thereafter, TAM shall have all risk of loss for such Equipment, including parts incorporated therein by Pratt & Whitney. Wherever transportation rates and carrier's liability for damage depend upon the value of the shipment as declared by shipper, TAM shall specify in writing such value and pay the applicable transportation rates. In the absence of such specifications, Pratt & Whitney will declare such value as it determines as will entitle TAM to have Equipment shipped at the lowest permissible transportation rates. TAM will furnish written shipping instructions for all Equipment as promptly as possible. In the absence of such instructions, Pratt & Whitney may, at any time beginning ten (10) days after forwarding notice to TAM by mail or otherwise that the Equipment is ready for shipment, do either of the following for the account and at the expense and risk of TAM: arrange for shipment of Equipment by a carrier of Pratt & Whitney's selection to TAM's place of business or other destination reasonably believed to be suitable; or warehouse the Equipment. TAM will not hold Pratt & Whitney liable for loss or damage attributed to negligence, either in selection of the carrier or the warehouse or in agreeing with either of them to contract terms on TAM's behalf.

11.3 Equipment from TAM shall be shipped *. Equipment shipped by Pratt & Whitney to TAM shall be shipped *.

                             ARTICLE 12 - INSPECTION

If any Equipment appears to TAM not to have been serviced in accordance with this Agreement, TAM shall, within * after receipt thereof, notify Pratt & Whitney of such condition and afford Pratt & Whitney a reasonable opportunity to inspect the Equipment and make an appropriate adjustment or replacement which is reasonably acceptable to TAM. The remedies afforded TAM under Article 13 entitled "Warranties, Remedies and Limitations" shall be exclusive for defects discovered upon inspection. TAM shall not delay payment for repaired or Exchange Parts pending such inspection.

               ARTICLE 13 - WARRANTIES, REMEDIES, AND LIMITATIONS

13.1 Services

     Pratt & Whitney warrants to TAM that at the time of delivery of the Equipment, the services hereunder will have been performed in a workman-like manner. Pratt & Whitney's liability and TAM's remedy under this warranty are limited to Pratt & Whitney correcting at its facility, or at a facility of Pratt & Whitney's designation, such services as are shown to Pratt & Whitney's reasonable satisfaction to have been defective, provided that such Equipment has been preserved, protected and/or

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     operated in accordance with the applicable manuals and that TAM has provided Pratt & Whitney with written notice of the defect:

     (i)  within * after first operation or use of the Equipment; or

     (ii) within * after the date of delivery of such Equipment by Pratt & Whitney, whichever shall first occur.

     However, notwithstanding subparagraphs (i) and (ii) of this Article 13.1, in the event TAM does not use or operate an item of Equipment within * after the date of delivery of such Equipment by Pratt & Whitney, and provided such Equipment has been preserved and/or protected in accordance with the applicable manuals, the provisions of this Article 13.1 shall apply (subject to all the requirements and qualifications stated in this Article 13.1) on the conditions that (a) TAM has provided Pratt & Whitney with written notice of the defect within * and (b) such Equipment is operated or used no later than * Pratt & Whitney expressly disclaims responsibility for the technical integrity/reliability of repairs and modifications previously or subsequently performed to data other than the TCH's technical data, or performed by a non-Pratt & Whitney approved source or for the special requirements related thereto. In addition, Pratt & Whitney disclaims all responsibility for loss or damage related to such repairs or modifications. This clause is not intended to disclaim responsibility for work performed by Pratt & Whitney or one of its selected vendors which are still under an applicable warranty.

13.2 Parts

     The warranties and remedies for parts incorporated under this Agreement shall be as set forth below:

     13.2.1 Defects

          Pratt & Whitney warrants to TAM that at the time of delivery of the overhauled or repaired Equipment, any Pratt & Whitney provided parts (including parts provided to TAM under this Agreement by Pratt & Whitney through a Pratt & Whitney vendor or subcontractor) will be free from defects in material and manufacture and will conform substantially to Pratt & Whitney's applicable specifications as stipulated in Article 3. Pratt & Whitney's liability and TAM's remedy under this warranty are limited to the repair or replacement, at Pratt & Whitney's election, of Pratt & Whitney provided parts or components returned to Pratt & Whitney which are shown to Pratt & Whitney's reasonable satisfaction to have been defective; provided

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          that such Equipment has been preserved, protected, and/or operated in accordance with the applicable manuals and that TAM has provided Pratt & Whitney with written notice of the defect Pratt & Whitney within * after first operation or use of the Equipment; or within * after the date of delivery of such Equipment by Pratt & Whitney, whichever shall first occur.

     13.2.2 Title

          Pratt & Whitney warrants to TAM that it conveys good title to parts sold hereunder. Pratt & Whitney's liability and TAM's remedy under this warranty are limited to the removal of any title defect or, at the election of Pratt & Whitney, to the replacement of the parts or components thereof which are defective in title; provided, however, that the rights and remedies of the parties with respect to patent infringement shall be limited to the provisions of Paragraph 13.2.3, below.

     13.2.3 Patent Infringement

          Pratt & Whitney represents and warrants to TAM that all parts provided under or pursuant to this Agreement shall not infringe any patent or patent right of any person or entity, provided that in the event of any such infringement, or any breach of this representation and warranty, TAM's exclusive remedy and Pratt & Whitney's sole liability shall be that contained in this Section 13.2.3. Pratt & Whitney shall defend, indemnify and hold TAM harmless from any and all claims, suits or actions and all damages, losses, costs, expenses, settlements or judgments from or relating to any assertion that any parts provided pursuant to this Agreement infringes any patent or patent claim of any person or entity, subject to the conditions stated in this Section 13.2.3. Pratt & Whitney shall have the right to conduct, at its own expense, the entire defense of any claim, suit or action alleging that, without further combination, the use or resale by TAM or any subsequent purchaser or user of the parts delivered hereunder directly infringes any United States patent, but only on the conditions that (1) Pratt & Whitney receives prompt written notice of such claim, suit or action and full opportunity and authority to assume the sole defense thereof, including settlement and appeals, and all information available to TAM for such defense; (2) said parts are made according to a specification or design furnished by Pratt & Whitney or any other unit of United Technologies Corporation or, if a process patent is involved, the process performed with such parts is recommended in writing by Pratt & Whitney; and (3) the claim, suit or action is brought against TAM. Provided all of the foregoing conditions have been met, Pratt & Whitney shall, at its own expense, either settle said claim, suit or action or shall pay all damages, excluding indirect, incidental or consequential damages, and costs awarded by the court therein. If the use or resale of such parts by TAM is temporarily or permanently enjoined, Pratt & Whitney shall, at Pratt & Whitney's option, (i) procure for defendant the right to use or resell the parts, (ii) replace them

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          with equivalent noninfringing parts, or (iii) modify them so they become noninfringing but equivalent. If a claim, suit or action is based on a design or specification furnished by TAM or on the performance of a process not recommended in writing by Pratt & Whitney, or on the use or sale of the parts delivered hereunder in combination with other parts not delivered to TAM by Pratt & Whitney, TAM shall defend, indemnify, and hold Pratt & Whitney and United Technologies Corporation harmless from any and all claims, suits or actions and all costs, expenses, damages, losses, settlements or judgments arising from or relating thereto on the same terms and basis and to the same extent that Pratt & Whitney would defend, indemnify and hold TAM harmless from such claims, suits and actions involving Pratt & Whitney parts pursuant to the foregoing provisions of this
          Section 13.2.3. Either party shall have the right to bring a legal proceeding against the other to enforce its rights under this Section 13.2.3.

13.3 Transportation charges for the return of defectively serviced Equipment to Pratt & Whitney and its reshipment to TAM and risk of loss during transportation will be borne by TAM. Pratt & Whitney shall reimburse TAM for all reasonable round trip freight costs Ex Works Pratt & Whitney for all parts or Equipment found by Pratt & Whitney to be defective.

13.4 EXCLUSIVE WARRANTIES AND REMEDIES- THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE GIVEN AND ACCEPTED IN LIEU OF (i) ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; AND (ii) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN CONTRACT, TORT OR STRICT LIABILITY AGAINST PRATT & WHITNEY OR UNITED TECHNOLOGIES CORPORATION, WHETHER OR NOT ARISING FROM THE NEGLIGENCE, ACTUAL OR IMPUTED, OF PRATT & WHITNEY OR UNITED TECHNOLOGIES CORPORATION. PRATT & WHITNEY DOES NOT WARRANT ANY PARTS, WHETHER SUPPLIED BY TAM OR NOT, THAT WERE NOT ORIGINALLY SOLD BY PRATT & WHITNEY. THE REMEDIES OF TAM SHALL BE LIMITED TO THOSE PROVIDED HEREIN TO THE EXCLUSION OF ANY AND ALL OTHER REMEDIES INCLUDING, WITHOUT LIMITATION, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES. NO AGREEMENT VARYING OR EXTENDING THE FOREGOING WARRANTIES, REMEDIES OR THIS LIMITATION WILL BE BINDING UPON PRATT & WHITNEY UNLESS IN WRITING, SIGNED BY A DULY AUTHORIZED OFFICER OF PRATT & WHITNEY.

                         ARTICLE 14 - EXCUSABLE DELAYS

TAM acknowledges that the turnaround times set forth in Article 7 are provided on the condition that there will be no delay due to causes beyond the reasonable control of Pratt &

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Whitney. Pratt & Whitney shall not be charged with any liability for delay or nondelivery when due to delays of suppliers, acts of God or the public enemy, compliance in good faith with any applicable foreign or domestic governmental regulation or order, whether or not it proves to be invalid, fires, riots, labor disputes, unusually severe weather or any other cause beyond the reasonable control of Pratt & Whitney (delays resulting from the foregoing causes are hereinafter referred to collectively as "Excusable Delays"). To the extent that such Excusable Delays actually delay deliveries on the part of Pratt & Whitney, the time for the performance shall be extended for as many days beyond the delivery date as is required to obtain removal of the causes of such Excusable Delays,

                                        *

                         ARTICLE 15 - CHANGES/ASSIGNMENT

15.1 No modification of this Agreement shall be binding unless agreed to in writing and signed by authorized representatives of both TAM and Pratt & Whitney. Unless TAM expressly provides to the contrary in writing Pratt & Whitney may, within forty-eight (48) hours notice to TAM, proceed with all work necessary to repair, overhaul or modify the Equipment furnished by TAM, notwithstanding that TAM's Purchase Order(s) may, through error or oversight, (1) erroneously identify the Equipment to be serviced, or (2) fail to specify all service work necessary in Pratt & Whitney's opinion which is required to put the Equipment in usable condition.

15.2 Neither party may assign or delegate this Agreement nor any interest herein unless both Parties agree in writing to such assignment or delegation, except that Pratt & Whitney may assign or delegate, without recourse to Pratt & Whitney or United Technologies Corporation, its interest, rights and obligations in this Agreement to any subsidiary or affiliate succeeding in interest to the commercial engine overhaul, component repair, leasing, part supply or tool support business of United Technologies Corporation, or in connection with the merger, consolidation, reorganization or voluntary sale or transfer of its assets and except that TAM may assign its rights hereunder to any affiliate or subsidiary of TAM (provided TAM remains obligated hereunder) or in connection with any merger, consolidation, reorganization or voluntary sale or transfer of TAM's assets (provided TAM and the transferee remain or become obligated hereunder).

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                               ARTICLE 16 - TAXES

In addition to the price for Equipment processed hereunder, TAM shall pay Pratt & Whitney for any and all taxes (not including any income or excess profit taxes) which may be imposed by any taxing authority, arising from the sale, delivery or use of Pratt & Whitney's products and for which Pratt & Whitney may be held responsible for collection or payment, either on its own behalf or that of TAM. TAM shall be responsible for any and all interest and penalties relating to nonpayment or late payment of taxes due in any jurisdiction which interest and penalties arise from TAM's failure to pay such taxes when due after notification thereof by Pratt & Whitney to TAM.

              ARTICLE 17 - COMPLIANCE WITH FAIR LABOR STANDARDS ACT

Pratt & Whitney hereby certifies that all services performed and all parts produced or manufactured in the United States of America and used in overhaul or repair work hereunder are performed, produced or manufactured, as the case may be, in compliance with the Fair Labor Standards Act of 1938, as amended (29 United States Code 201-219). All requirements as to the certificate contemplated in the October 26, 1949, amendment to the Fair Labor Standards Act of 1938 shall be considered satisfied by this certification.

                        ARTICLE 18 - MATERIAL DISPOSITION

18.1 Unless TAM has notified Pratt & Whitney to the contrary, Equipment or parts thereof received from TAM, which in the opinion of Pratt & Whitney have no value other than as scrap because they cannot be repaired to a serviceable condition, will be disposed of by Pratt & Whitney, and no accountability or liability for such parts will be imposed on Pratt & Whitney by TAM. Pratt & Whitney agrees, however, to return to TAM, at TAM's expense, parts which are either scrap, superseded or uneconomical to repair if so indicated on the face of TAM's Purchase Order or supplement thereto.

18.2 Parts for which there are currently no repair procedures and which, in the opinion of Pratt & Whitney/Cheshire Engineering, have potential to be repaired to a serviceable condition sometime in the future, will be returned to TAM at TAM's expense.

                        ARTICLE 19 - LIABILITY LIMITATION

The price allocable under this Agreement to any product or service alleged to be the cause, or in any way arising from or related to the cause, of any loss or damage to TAM shall be the ceiling limit on Pratt & Whitney's liability to TAM arising under this Agreement, whether

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founded in contract, tort (including negligence) or strict liability, arising out of or resulting from (i) this Agreement or the performance or breach thereof, (ii) the design, manufacture, delivery, sale, overhaul, repair, or replacement of any Equipment, or (iii) the use of any such product or the furnishing of any such service. In no event shall Pratt & Whitney have any liability to TAM for any indirect, incidental or consequential damages. The foregoing provisions of this Article 19 limit Pratt and Whitney's liability to TAM arising under this Agreement but shall not in any manner apply to or limit Pratt & Whitney's liability to TAM arising under any other agreement between TAM and Pratt & Whitney and shall not in any manner apply to or limit Pratt & Whitney's liability to any third party.

                         ARTICLE 20 - SELLER'S INSURANCE

Except as otherwise set forth herein, Pratt & Whitney agrees that TAM's Equipment will, while in the care, custody and control of Pratt & Whitney, be adequately protected from loss, damage or destruction under the terms of Pratt & Whitney's insurance. Such protection will commence upon Equipment receipt by Pratt & Whitney or by Subcontractors of Pratt & Whitney, DDP Pratt & Whitney's Connecticut facilities or the facilities of Pratt & Whitney's Subcontractors, and will remain until Equipment is redelivered to TAM, Ex Works Pratt & Whitney's Connecticut facilities or the facilities of Pratt & Whitney's Subcontractor.

                        ARTICLE 21 - TERM AND TERMINATION

21.1 This Agreement shall become effective on the date of its acceptance by TAM and remain in effect for ten (10) consecutive years thereafter. Any renewal, as may be requested by TAM, and agreed to by Pratt & Whitney, will be subject to the terms, conditions and price schedule then in effect at Pratt & Whitney.

21.2 If (A) either party fails to perform any of its material obligations under this Agreement in any material respect and the non-defaulting party notifies the defaulting party of such failure and the defaulting party fails to cure the specified nonperformance under this Agreement within ninety (90) days after the date of its receipt of such notice, or (B) either party fails to pay the other party any amount due hereunder and the non-defaulting party notifies the defaulting party of such failure and the defaulting party fails to cure the specified nonperformance under this Agreement within ninety (90) days after the date of its receipt of such notice, or (C) a receiver or trustee is appointed for any of a party's property, or a party is adjudicated as bankrupt under the United States Bankruptcy Code or other applicable bankruptcy laws of any jurisdiction, or an application for reorganization under the Bankruptcy Code or other applicable bankruptcy laws of any jurisdiction is filed by or against a party which shall not be dismissed within sixty (60) days, or if a party becomes insolvent or makes an assignment for the benefit of creditors, or takes or attempts to take the benefit of any insolvency acts, or an execution is issued pursuant to a judgment rendered against such party, the non-defaulting party may, at its option, in any of such events, immediately terminate this Agreement by written notice to the

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     defaulting party, provided that the non-defaulting party delivers such notice of termination before the defaulting party has cured the specified nonperformance. The parties agree that continuous delays by TAM in making the payments by TAM due under this Agreement to Pratt & Whitney within the time specified in Paragraph 9.3 above shall be cause for termination of this Agreement. In the event of any of the foregoing failures or act of bankruptcy or similar act described in clauses (A), (B) or (C) of this
     Section 21.2, the non-defaulting party shall have all remedies provided by law in addition to the remedies provided hereunder. The defaulting party shall reimburse the non-defaulting party for all costs and expenses in connection with the non-defaulting party's exercise of any remedies under or terminating this Agreement including any cost and expense of TAM, if TAM is the non-defaulting party, of obtaining substitute performance for Pratt & Whitney's obligations hereunder. If permitted by applicable law, if Pratt & Whitney is the non-defaulting party, Pratt & Whitney shall, upon not less than thirty (30) days prior written notice to TAM, be entitled to sell, in a commercially reasonable manner, any Equipment in Pratt & Whitney's possession or control to satisfy any obligation of TAM for services rendered or parts provided by Pratt & Whitney to TAM under this Agreement.

            ARTICLE 22 - APPLICABLE LAWS/CAPTIONS/ORDER OF PRECEDENCE

22.1 This Agreement shall be interpreted in accordance with, and the construction thereof shall be governed by, the laws of the State of Connecticut, USA without reference to choice of laws provisions, excluding the United Nations Convention on Contracts for the International Sale of Goods. Captions as used in these terms and conditions are for convenience of reference only and shall not be deemed or construed as in any way limiting or extending the language of the provisions to which such captions may refer.

22.2 TAM and Pratt & Whitney agree to the exclusive jurisdiction of the courts of general jurisdiction of the State of Connecticut and the United States District Court for the District of Connecticut for purposes of any suit or other proceeding arising out of this Agreement and agree not to commence any suit or proceeding relating hereto except in such courts. If TAM or Pratt & Whitney or any of its property is entitled to any immunity from legal action on the grounds of sovereignty or otherwise, TAM and Pratt & Whitney hereby waive and agree not to plead such immunity in any legal action arising out of this Agreement or any purchase order hereunder.

22.3 In the event that any conflicts or inconsistencies exist between the provisions of this Agreement, the applicable Engine and Engine Parts Service Policy or the attachments hereto or any Purchase Order, the provisions of this Agreement shall govern.

22.4 This Agreement does not change or modify any special programs or guarantees which may be in effect between United Technologies Corporation, or its subsidiaries, and TAM.

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22.5 This Agreement and the Attachments referred to herein contain the entire understanding between the parties with respect to the subject matter hereof and shall supersede all previous communications, representations and agreements, either oral or written, between the parties hereto with respect to the subject matter hereof.


22.6 Pratt & Whitney shall notify TAM in the event that the pricing provided for under Attachment I, Section 1.a. of this Agreement, as determined by Pratt & Whitney at three year intervals during the term of this Agreement, is [*] or more of the then current pricing provided by Pratt & Whitney to its customers (1) of substantially similar fleet size; (2) for substantially similar products and services; and (3) under an exclusive agreement of substantially similar size, scope and duration. For purposes of this provision, customers shall not include foreign or domestic government entities or entities in which United Technologies International, Inc. and/or United Technologies Corporation have an ownership interest. After notification, Pratt & Whitney and TAM will discuss such pricing under this Agreement in good faith to reach a reasonable adjustment in such pricing for the remaining term of this Agreement in order that such pricing shall be competitive with Pratt & Whitney's pricing to its customers identified above. Pratt & Whitney's records shall remain proprietary and confidential to Pratt & Whitney and shall not be subject to access or review by TAM.


   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

PW4168A Engine Maintenance Service Agreement between
Transportes Aereos Meridionais S.A. and
United Technologies International, Inc., (Continued)                     Page 23


     IN WITNESS WHEREOF, the parties hereto have hereunto caused their names to be set hereto and to a duplicate this ________________ day of September 2000.

Witness:                                TRANSPORTES AEREOS MERIDIONAIS S.A.


                                        By: /s/
-------------------------------------       ------------------------------------
                                        Typed Name:
                                        Title:
-------------------------------------          ---------------------------------


                                        By: /s/
                                            ------------------------------------
                                        Typed Name:
                                        Title:
                                               ---------------------------------


                                        UNITED TECHNOLOGIES INTERNATIONAL, INC.
Witness:                                Pratt & Whitney Division


                                        By: /s/
                                            ------------------------------------
                                        Typed Name:
                                        Title:
                                               ---------------------------------


/s/                                         By: /s/ Daniel E. Webb
-------------------------------------       ------------------------------------
                                        Typed Name: Daniel E. Webb
                                        Title: Senior Vice President - The
                                               Americas


/s/
-------------------------------------

                                        (STAMP)
                                        (SEAL)

                              OIVAN ODALVO BOARO JR
                              ESCREVENTE AUTORIZADO

                                        (STAMP)
                                        (SEAL)

                              OIVAN ODALVO BOARO JR
                              ESCREVENTE AUTORIZADO

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

                                                                 August 20, 2000

                                  ATTACHMENT I

                      FIXED PRICES AND CHARGES FOR SERVICES

The following fixed prices for basic labor, fixed price workscopes, and engine test will be charged for PW4168A engines (100 inch fan) engines received during the term of the Agreement.

     - The fixed prices listed for Hot Section Maintenance, Heavy Maintenance, Gas Path Repair and Maintenance, and Test and other fixed price workscopes will be escalated in accordance with the procedure defined in Section 6 of this Attachment I.

     - Kit and Bin prices are subject to escalation from January 1, 1999. These fixed prices will be escalated the same percentage as the increase in Pratt & Whitney spare parts prices over the same period.

Charges for nuts, bolts, washers, packings, gaskets, and similar parts that are details of a part assembly are not included in the Kit & Bin fixed prices listed below and will be invoiced as applicable. It should be noted that the part number for such a part might be the same as a Kit & Bin part used in the final assembly of engines, modules and major engine assemblies/build groups listed below. However, the consumption of these parts used in the subassembly process have not been included in the prices listed below.

1.   Fixed Prices

     a. Fixed Prices For Basic Labor and Kit & Bin Materials Associated with Hot Section Maintenance, Heavy Maintenance, Gas Path Repair and Maintenance, and Test

          The fixed prices listed in Section 1 include all work as described, which is necessary to accomplish the maintenance action required for the Equipment in accordance with the terms of this Agreement, except as otherwise stated, regardless of the condition of the Equipment, excluding engines that have been involved in an accident, extreme environmental conditions, or other abnormal operating conditions, and those subjected to occurrences not associated with ordinary use, such as, but not limited to, acts of war, rebellion, seizure, military, paramilitary, or other belligerent acts. There are no other charges for basic labor, except as stated. Kit items are replaced on a 100 percent basis while Bin items are replaced as necessary. There are no other

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

Attachment I Fixed Prices and Charges for Services (Continued)            Page 2


          charges for Kit and Bin parts in this Section 1, except for a Material Handling Charge which will be applied to Kit and Bin parts per Section 2 of this Attachment.

          (i) Hot Section Maintenance

               Engine and QEC basic labor, material handling charges, RMS fees, vendor fees, Kit and Bin, and engine test required to perform the hot section maintenance workscope defined in attached Appendix A.

              Year 1 - 5*   Year 6 - 10*
              -----------   ------------
Fixed Price     $304,100      $292,200

*    Measured from the effective date of this Agreement.

          (ii) Gas Path Repair And Maintenance Workscope

               Engine and QEC basic labor, material handling charges, RMS fees, vendor fees, Kit & Bin and engine test required to perform the gas path repair and maintenance workscope defined in attached Appendix A.

              Year 1 - 5*   Year 6 - 10*
              -----------   ------------
Fixed Price     $659,800      $626,700

*    Measured from the effective date of this Agreement.

          (iii) Heavy Maintenance Workscope

               Engine and QEC basic labor, material handling charges, RMS fees, vendor fees, Kit & Bin and engine test required to perform the heavy maintenance workscope defined in attached Appendix A.

              Year 1 - 5*   Year 6 - 10*
              -----------   ------------
Fixed Price     $741,100      $693,700

*    Measured from the effective date of this Agreement.

          NOTE: Workscopes for engines will be defined at the time of induction, and fixed price in accordance with Section 1., Paragraphs A(i), A(ii), or A(iii). If it is determined, subsequent to teardown, that

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

Attachment I Fixed Prices and Charges for Services (Continued)            Page 3


               additional work is required, Pratt & Whitney will notify TAM) accordingly, and then TAM will be invoiced for the appropriate fixed price, plus incremental costs (for such additional work) in accordance with the rates and charges listed in Section 2 of this Attachment I.

          (iv) Module Basic Labor Associated with Heavy Maintenance

               Low Pressure Compressor

               Labor required to disassemble the low pressure compressor, clean, non-destructive test, visually and dimensionally inspect detail parts and subassemblies as applicable, dimensionally inspect for blade tip clearance, dynamic balance, reassemble the compressor, and final inspect. Minor blending is included where required.

Labor $16,870.00   Kit & Bin $1,403.00

               High Pressure Compressor

               Labor required to disassemble the high pressure compressor, clean, non-destructive test, visually and dimensionally inspect removed details and subassemblies as applicable, dynamic balance, dimensionally inspect for blade tip clearance, reassemble the compressor module, and final inspect. Minor blending is included where required.

Labor $38,506.00   Kit & Bin $23,399.00

               High Pressure Turbine

               Labor required to disassemble the high pressure turbine, clean, non-destructive test, visually and dimensionally inspect removed details and subassemblies as applicable, static balance each disk and blade assembly, dynamic balance HPT rotor assembly, disassemble case and duct assembly, inspect and reassemble, reassemble the turbine module, and final inspect. Minor blending is included where required.

Labor $14,928.00   Kit & Bin $8,335.00

               Low Pressure Turbine

               Labor required to disassemble the low pressure turbine to remove disk and blade assemblies and nozzle guide vanes, clean, non-destructive test, visually

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

Attachment I Fixed Prices and Charges for Services (Continued)            Page 4


               and dimensionally inspect removed details and subassemblies as applicable, balance rotating parts, reassemble and dynamic balance LPT module, install shaft and airseal, dynamic balance assembly, and final inspect. Minor blending is included where required.

Labor $27,551.00   Kit & Bin $11,850.00

               Turbine Exhaust Case

               Labor required to disassemble the exhaust case assembly to remove detail parts as necessary, clean (to include drain hole reoperation and detail removal), non-destructive test, visually and dimensionally inspect removed details, reassemble the case, prepare for reinstallation, and final inspect.

Labor $3,277.00   Kit & Bin $992.00

               Diffuser/Combustor

               Labor required to disassemble the diffuser case section, including the removal of the outer combustion chamber and fuel nozzle and support assemblies, clean, non-destructive test, visually and dimensionally inspect details, reassemble for reinstallation on the engine. (Does not include fuel nozzle and support assembly inspection/rework.)

Labor $12,257.00   Kit & Bin $5,786.00

               1st Turbine Nozzle Group

               Labor required to disassemble the first stage turbine nozzle group including the inner combustion chamber, first stage turbine NGV's, cooling duct (TOBI), plates and support, clean, non-destructive test, visually and dimensionally inspect details as applicable, reassemble, final inspect, and prepare for reinstallation on the engine. Minor blending is included where required.

Labor $6,189.00   Kit & Bin $629.00

               Main Accessory Gearbox

               Labor required to disassemble, clean, non-destructive test, visually and dimensionally inspect details, reassemble, final inspect, and prepare for engine reinstallation.

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

Attachment I Fixed Prices and Charges for Services (Continued)            Page 5


Labor $6,763.00   Kit & Bin $548.00

     Angle Gearbox

     Labor required to disassemble, clean, non-destructive test, visually and dimensionally inspect details, reassemble, final inspect, and prepare for engine reinstallation.

Labor $2,399.00   Kit & Bin $356.00

     Fan Cases

     Labor required to disassemble fan cases as necessary to visually and dimensionally inspect, disassemble 2.5 bleed assembly, local NDT as required, reassemble, and final inspect. Minor blending is included where required.

Labor $8,070.00   Kit & Bin $1,322.00

     Intermediate Case Assembly

     Labor required to disassemble the intermediate case to remove detail parts as necessary, clean, non-destructive test, visually and dimensionally inspect removed details and subassemblies as applicable, reassemble for reinstallation onto the engine, and final inspect. Minor blending is included where required.

Labor $8,616.00   Kit & Bin $454.00

     (v) Engine Test Applicable To Shop Visits Not Covered By Fixed Priced Workscopes (Reference A(l) Through A(3)

     Test Cell Charge

     Includes labor for the test cell operator, fuel, and oil. Two (2) hours of labor for troubleshooting and repair in conjunction with shop visit services are also included.

Labor, Fuel and Oil..   $10,311.00

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

Attachment I Fixed Prices and Charges for Services (Continued)            Page 6


          Preparation and Check After Test

          Labor required to prepare and dress engine for test, strip and checks after test, and prepare engine for shipment.

Labor................   $7,833.00

          Any labor and/or testing expended for troubleshooting and rectification of components or parts not normally repaired or checked during the performance of a hot section inspection or engine repair workscope will be over and above the test fixed price and will be charged on a time and material basis.

          (vi) QEC

               Labor required to remove QEC as required for engine repair. Clean, inspect, reinstall, and final inspect QEC on the engine. Minor blending is included as required.

Labor $23,515.00   Kit & Bin See Appendix B

     b.   Fixed Prices For Repair Of Parts

          (i) Fixed prices for Focused Repair Parts will be charged for certain parts repaired by Pratt & Whitney and Pratt & Whitney may increase the number of such fixed price repairs during this Agreement. When Pratt & Whitney has established a fixed price for parts listed in its then-current Part Repair Capability Index, that will be deemed to be the fixed price except when Pratt & Whitney's Cheshire facility has negotiated a lower price with a Focused Parts Repair Unit.

          (ii) Pratt & Whitney's Cheshire facility has determined that the fixed prices charged by Pratt & Whitney's Focused Parts Repair Units are competitive within the industry and, on the whole, the use of these fixed prices provide an advantage to TAM. Unlike vendor repairs, no subcontractor fees shall be applied to these charges.

          (iii) If after receipt and payment of an invoice, TAM believes that one or more such fixed prices are not competitive, TAM may take the following actions for subsequent engines, Modules, or parts, where the applicable part is not already in the repair cycle.

               TAM will provide to Pratt & Whitney a valid quotation for the repair, which quotation shall be addressed to Pratt & Whitney for the part or parts to be repaired. The quoted workscope must be the same as the

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

Attachment I Fixed Prices and Charges for Services (Continued)            Page 7


               Pratt & Whitney workscope. The quote must be from an FAA approved source which is a Pratt & Whitney qualified source, if required for the particular repair process, and the source must be approved by Pratt & Whitney. If the source is not approved by Pratt & Whitney, TAM or the repair source must agree to pay for all Pratt & Whitney charges to qualify the shop, if Pratt & Whitney determines that it is willing to qualify the shop; Pratt & Whitney shall have no affirmative obligation to qualify any shop. Pratt & Whitney will evaluate the quotation, including turnaround time and quality requirements. If the turnaround time and quality are substantially equivalent to Pratt & Whitney's and the net price (repair price plus subcontractor fee) is lower than the Pratt & Whitney fixed price, Pratt & Whitney shall either match the net price or subcontract the work. TAM shall not refuse to pay any invoice for work accomplished while TAM seeks any competitive quotations described herein.

     Charges for work over and above the fixed price work statements set forth in this Attachment I, Section 1 will be invoiced in accordance with the rates and charges appearing in Section 2 hereof.

2.   Standard Pricing Schedule

     Except as provided in Section 1 above, the pricing schedule is presented below.

     The labor rate in Paragraph a below will be adjusted annually as described in Section 6 below.

     a.   Pratt & Whitney Labor Rate

For all labor performed and not covered
by fixed prices..........................   $69.00 Per Hour

          The labor rate for work not covered by fixed prices will be applied to "hands on" labor hours performed by personnel actually engaged in the direct performance of work required. "Hands on" labor shall not include any labor performed by support or supervisory type personnel, such as, but not limited to: timekeepers, payroll clerks, purchasing, material handling, storing and issuing personnel and truck drivers.

     b.   Material Prices - New Parts

          New parts, except Kit and Bin for engines and Modules, will be charged at the then-current manufacturer's list price. Kit and Bin parts for complete engine and Module reconditioning will be charged on a fixed price basis in accordance with Section 1 to this Attachment I. Kit and Bin parts for

     Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

Attachment I Fixed Prices  and Charges for Services (Continued)           Page 8


          miscellaneous workscopes will be charged on a fixed price basis in accordance with Appendix B to this Attachment I.

     c.   Material Prices - Used Serviceable Parts

          Used serviceable material sold under the Serviceable Material Sales
          (SMS) Program shall be priced as follows:

          (i) Life limited parts will be provided on a pro rata cycle remaining basis.

          Example:

   SMS Part Remaining Life           Then - Current
------------------------------ X
P & W Engine Manual Life Limit   Manufacturer's List Price

          (ii) All other parts will be provided at eighty percent (80%) of the then- current manufacturer's new part list price.

     d.   Material Handling Charges

          Material handling charges will be applied to Pratt & Whitney furnished new or serviceable parts, including Kit and Bin fixed prices, and customer furnished parts required to accomplish maintenance hereunder. These charges are expressed below as a percentage of the applicable part price up to the maximum part or extended line item prices.

          (i)  Pratt & Whitney furnished

               Any part with an extended line item
               value of $74,078.00 and under......    15.0 Percent

               Any part with an extended line item
               value of $74,078.01 and over.......   $   11,112.00

          (ii) Customer furnished

               Any part with an extended line item
               value of $74,078.00 and under......    10.0 Percent

               Any part with an extended line item
               value of $74,078.01 and over.......   $    7,408.00

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

Attachment I Fixed Prices and Charges for Services (Continued)            Page 9


          These extended line item values will be adjusted annually relative to the & Pratt & Whitney Commercial Parts Support (CPS) prices. The adjustment will be based on the percent change in the announced Pratt & Whitney spare parts prices for the effective year of the adjustment.

3.   Exchange Material

     Material exchanged under the RMS Parts (Rotable Material Service) program will be charged a fee equal to seven percent (7%) of the then-current manufacturer's list price of a new part or its superseding equivalent and either the actual repair charge or, at the discretion of Pratt & Whitney, an estimated repair price based on returning the part to a condition and configuration equivalent to that provided by Pratt & Whitney.

     Adjustments for warranty benefits and any differential residual value for life limited parts as designated by the manufacturer will also be provided.

     Example:

           ( Removed Part )   (Installed Part)
  Credit   (Remaining Life) - (Remaining Life)           Then-Current
         = -----------------------------------  X
or Debit      P & W Engine Manual Life Limit      Manufacturer's List Price

4.   Subcontract Charges

     For any individual part subcontracted to a vendor, the charge shall be the actual vendor submitted invoice plus a fifteen percent (15%) fee, which includes transportation and packaging costs.

5.   Rates And Charges For On-Site Work

     The daily and hourly rates for each Pratt & Whitney employee engaged in the performance of on-site work will be escalated in accordance with the procedure defined in Section 6 of this Attachment I and are as follows:

                                                  Each
                             Minimum Rate   Additional Hour
                             ------------   ---------------
Regular Workday (8 Hours)       $742.00         $107.00
Saturdays (4-Hour Minimum)      $428.00         $107.00
Sundays (4-Hour Minimum)        S483.00         $121.00

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

Attachment I Fixed Prices and Charges for Services (Continued)           Page 10


     The above rates are predicated upon a portal-to-portal basis and apply to days or portions of days spent in transit. Subsistence costs (meals, hotel and ground transportation when applicable), as well as air fare charges, shall be in addition to the on-site rates presented above and charged to TAM at Pratt & Whitney's actual cost.

     Tools, when available, shall, upon request, be provided by Pratt & Whitney for Pratt & Whitney's use in the performance of on-site work. Charges to TAM for tools, when used by Pratt & Whitney personnel, shall be limited to transportation, insurance, packaging costs and any customs fees.

     RMS Parts which may be required by TAM at its maintenance facility shall, pending prior commitments, be delivered by Pratt & Whitney upon request, subject to the terms and conditions of the Agreement and the charges for such exchange set forth in this Attachment I.

6. Escalation Of The Fixed Price Workscopes, Basic Labor Fixed Prices, Labor Rate, Test Charges and On-Site Charges

     The charges described above will be adjusted annually for periods after December 31, 1999.

          - Fixed prices for basic labor for heavy maintenance, heavy maintenance, hot section maintenance, gas path repair and maintenance, engine test, Module maintenance, and QEC maintenance

          -    Pratt & Whitney Labor Rate

          -    On-Site

     These rates and charges will be escalated as described in Section 7 below to reflect changes in the Pratt & Whitney Composite Price Index described below.

     a.   Composite Price Index Description

          The Composite Price Index (CPI) is the sum of 60 percent of the Labor Ratio, 30 percent of the Material Ratio and 10 percent of the Energy Ratio, with that sum rounded to the nearest ten-thousandth.

               CPI = 0.60(L) + 0.30(M) + 0.10(E)

          Where:

               L = Labor Ratio defined below
               M = Material Ratio defined below

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

Attachment I Fixed Prices and Charges for Services (Continued)           Page 11


               E      = Energy Ratio defined below

          The Labor Ratio is the "Hourly Earnings of Aircraft Engines and Engine Parts Production Workers, Standard Industrial Code (SIC) 3724", published by the Bureau of Labor Statistics, United States Department of Labor (for the applicable period of calculation) divided by the value of Standard Industrial Code (SIC) 3724 for the base month of December 1991, which is set at Sixteen Dollars and Four Cents ($16.04), rounded to the nearest ten-thousandth.

          The Material Ratio is the "Producer Price Indexes Code 10, Metals and Metal Products", published by the Bureau of Labor Statistics, United States Department of Labor (for the applicable period of calculation), divided by the value for Metals and Metal Products for the base month of December 1991, which is set at 118.7, rounded to the nearest ten-thousandth.

          The Energy Ratio is the "Producer Price Indexes Code 05, Fuels and Related Products and Power", published by the Bureau of Labor Statistics, United States Department of Labor (for the applicable period of calculation) divided by the value for Fuels and Related Products and Power for the base month of December 1991, which is set at 79.1, rounded to the nearest ten-thousandth.

7.   Rates and Charges Escalation

     For each annual period beginning January 1, 2000 the escalation factor to be applied to the rates and charges (RC) listed in Attachment I will be the ratio of the CPI for each annual calculation period to the CPI for the base month.

     The CPI for the annual calculation period is the arithmetical average of the CPI values published for each of the calendar months. The CPI for the base month is the value of CPI for January 1999. The rates and charges will be escalated using the escalation formula provided below for the annual period in which the plan begins and for each applicable annual period thereafter.

                             ( CPI(a) )
               RC(e)  =  RC  ( ------ )
                             ( CPI(b) )

          Where:

               RC(e)  = Escalated 1999 rates and charges listed in
                        Attachment I (January 1999 dollars)

               CPI(a) = CPI for the Calculation Period

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

Attachment I Fixed Prices and Charges for Services (Continued)           Page 12


               CPI(b) = CPI for Base Month

          In no event shall the applicable escalation rates and charges escalation process result in a reduction of the rates and charges expressed in Attachment I, as updated annually.

          The final monthly indexes reported by the United States Department of Labor are published five (5) months after the applicable month's end, therefore, the actual average index for each annual period cannot be calculated until five (5) months subsequent to the end of each period. An estimated calculation will be utilized to escalate the base period RC for invoicing purposes. As soon as the final published indexes are available, a final calculation will be performed for each annual period of the Agreement, and an invoice will be issued to adjust the invoices which utilized the estimated rates.

      ALL RATES, CHARGES, AND PRICES ARE EXPRESSED IN UNITED STATES DOLLARS

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

                                                                 August 20, 2000

                            ATTACHMENT I, APPENDIX A

                         MAINTENANCE WORKSCOPES FOR TAM

Reference: Pratt & Whitney, Cheshire, Connecticut PW4000 Standard Engine
           Workscope Specification

                                                       HEAVY       HOT
               SECTION                     GAS PATH    MAINT     SECTION
     -----------------------------------   --------   -------   ---------
 1.0 ENGINE GENERAL                         L/H(l.l)  L/H(l.l)    L/H(l.l)
 2.0 LOW PRESSURE COMPRESSOR (LPC) GRP      L(2.1.2)    H(2.2)  L/H(2.1.1)
 3.0 TURBINE COUPLING GROUP                 L(3.1.2)    H(3.2)    L(3.1.1)
 4.0 FAN CASE GROUP                         L(4.1.1)    H(4.2)    L(4.1.1)
 5.0 INTERMEDIATE CASE GROUP                L(5.1.2)    H(5.2)    L(5.1.1)
 6.0 HIGH PRESSURE COMPRESSOR (HPC) GRP    GP(6.1.3)    H(6.2)    L(6.1.1)
 7.0 DIFFUSER AND COMBUSTOR GROUP           L(7.1.3)    H(7.2)    L(7.1.2)
 8.0 TURBINE NOZZLE GROUP                   L(8.1.2)    H(8.2)      H(8.2)
 9.0 HIGH PRESSURE TURBINE (HPT) GROUP        H(9.2)    H(9.2)      H(9.2)
10.0 LOW PRESSURE TURBINE (LPT) GROUP      L(10.1.2)   H(10.2)   L(10.1.2)
11.0 TURBINE EXHAUST CASE (TEC) GROUP      L(ll.l.l)   H(11.2)   L(ll.l.l)
12.0 MAIN GEARBOX ASSEMBLY                 L(12.1.1)   H(12.2)   L(12.1.1)
13.0 ANGLE GEARBOX ASSEMBLY                  L(13.1)   H(13.2)     L(13.1)

               L  = Light Maintenance
               H  = Heavy Maintenance
               GP = Gas Path Repair and Maintenance

Abbreviations listed above are included in the referenced paragraphs of the then current referenced workscope specification documents, which shall be on file at Pratt & Whitney and TAM for the period of this Agreement.

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

                                                                 August 20, 2000

                            ATTACHMENT I, APPENDIX B

                                     PW4000

                                KIT AND BIN PARTS

                              FIXED PRICE LISTING

With the exception of engine model conversions, the following fixed prices will be charged for Kit & Bin parts used to reassemble PW4168A engines (100 Inch Fan) and modules effective January 1, 1999. These fixed prices will be escalated the same percent as the increase in Pratt & Whitney spare parts prices when the Commercial Parts Support Price List price increases occur. For the purpose of this Appendix 1, Kit & Bin parts shall mean those parts such as O'rings, gaskets, packings, seals, nuts, bolts, washers and external clips and clamps required for reassembly. Prices are based on average consumption and include minor modifications. Engine model conversions will be charged on a part by part basis.

Charges for nuts, bolts, washers, packings, gaskets, and similar parts that are details of a part assembly are not included in the Kit & Bin fixed prices listed below and will be invoiced as applicable. It should be noted that the part number for such a part might be the same as a Kit & Bin part used in the final assembly of engines, modules and major engine assemblies/build groups listed below. However, the consumption of these parts used in the subassembly process have not been included in the prices listed below.

Modules                                         Kit & Bin Parts Fixed Price
-------                                         ---------------------------
Low Pressure Compressor (LPC)                            $ 1,403.00
High Pressure Compressor (HPC)                           $23,399.00
High Pressure Turbine (HPT)                              $ 8,335.00
Low Pressure Turbine (LPT)                               $11,850.00
Gearboxes (Main)                                         $   548.00
Gearboxes (Angle)                                        $   356.00

Non-Modular Subassembly

Assemble Intermediate Case package                       $   454.00

Assemble Diffuser/Burner. Assemble and
install Fuel Nozzle and Support Assemblies.
Install Fifteenth Stage Stator, No. 3 Bearing
and No. 3 Bearing Front Seal Assembly                    $ 5,786.00

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

Attachment I, Appendix B PW4000
Kit and Bin Parts Fixed Price Listing(Continued)                          Page 2


Assemble First Stage Turbine Nozzle Guide Vanes
and Support Assembly                                   $   629.00

Assemble Fan Case Package                              $ 1,322.00

Assemble Turbine Exhaust Case and install
Number 4 Bearing                                       $   992.00

Assemble Intermediate Case to Fan Case pkg.            $ 1,549.00

Assemble Intermediate Case and Fourth Stage
Stator to HPC                                          $ 1,362.00

Assemble HPC, and Number 3 Rear Seal Assembly
to the Diffuser Case. Install Bellcrank                $ 2,984.00

Assemble First Stage Turbine Nozzle Guide
Vane package to Diffuser Case                          $    46.00

Assemble HPT to First Stage Turbine Nozzle
Guide Vane package                                     $   467.00

Assemble Turbine Exhaust Case to LPT                   $   246.00

Assemble LPT to LPC Shaft                              $ 1,142.00

Engine Final Assembly

Install LPC, Number 1, 1.5 and 2 Main Bearings
and Fan Blades. Install external plumbing, hardware
and oil tank. Assemble and install accessories.
Replace Kit & Bin, as required, after engine test.     $ 7,769.00

Total Kit & Bin for Complete Engine Overhaul           $70,639.00

OEC Installation

During Cold Section visit requiring removal
of the HPC                                             $ 7,114.00

During Hot Section Maintenance                         $   910.00

                ALL PRICES ARE EXPRESSED IN UNITED STATES DOLLARS

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

                                                                 August 20, 2000

                                  ATTACHMENT II

                  PW4168A ENGINE MAINTENANCE SERVICE AGREEMENT

                       ENGINE SHOP VISIT DATA REQUIREMENTS

A.   BASIC ENGINE DATA

     1.   Serial Number ________________________________________________________

     2.   Model ________________________________________________________________

     3.   TAM/Owner ____________________________________________________________

     4.   Installation Arrangement No. _________________________________________

     5.   Shipped Configuration _________________________ Bare/

          _________________________ QEC/ _________________________ Partial QEC

B.   REMOVAL DATA

     1.   Reason for Removal ___________________________________________________

          ______________________________________________________________________

     2.   Removal Date _________________________________________________________

     3.   Troubleshooting/Maintenance Actions Performed, (If

          available/Applicable): _______________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

     4.   Inflight Trend Data (If available/Applicable): _______________________

          ______________________________________________________________________

          ______________________________________________________________________

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

Attachment II PW4168A Engine Maintenance Service
Agreement Engine Shop Visit Data Requirements (Continued)                 Page 2


C.   TIME/CYCLE DATA

             TT/TC   TSO/CSO   TSLV/CSLV
             -----   -------   ---------
1.  Engine   _____    _____      _____

2.    LPC    _____    _____      _____

3.    HPC    _____    _____      _____

4.    HPT    _____    _____      _____

5.    LPT    _____    _____      _____

6.    AGB    _____    _____      _____

7.    MGB    _____    _____      _____

                              KEY TO ABBREVIATIONS

LPC = Low Pressure Compressor    LPT = Low Pressure Turbine
HPC = High Pressure Compressor   AGB = Angle Gearbox
HPT = High Pressure Turbine      MGB = Main Gearbox

TT/TC = Total Time (Hours)/Total Cycles
TSO/CSO = Time Since Overhaul/Cycles Since Overhaul
TSLV/CSLV = Time Since Last Visit/Cycles Since Last Visit

D.   MAINTENANCE DATA/MODIFICATION STATUS

     1.   Date/Location of Last Shop Visit _____________________________________

     2.   Last Shop Visit Workscope Summary ____________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

Attachment II PW4168A Engine Maintenance Service
Agreement Engine Shop Visit Data Requirements (Continued)                 Page 3


     3.   Current Airworthiness Directive (AD)/Alert Service Bulletin Compliance
          Status:
          ____________________     ____________________     ____________________

          ____________________     ____________________     ____________________

     4.   Known Disk Changeout Requirements: ___________________________________

          ______________________________________________________________________

          ______________________________________________________________________

     5.   Life Limited Parts and/or Industry Item List (Attached)

     6.   List of Modifications Previously Incorporated (Attached)

E.   SHOP VISIT REQUIREMENTS

     1.   Basic Workscope ______________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

     2.   Modification Requirements to include Mandatory Modifications _________

          ______________________________________________________________________

     3.   Special Checks/Inspections/Test Requirements _________________________

          ______________________________________________________________________

          ______________________________________________________________________

     4.   Engine Oil Requirement _______________________________________________

     5.   Minimum Module Life Remaining Requirements
          (Disk & Airseal Minimum Hour and Cycle Remaining):

           HOURS             CYCLES
           -----             ------
LPC   _______________   _______________
HPC

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page

Attachment II PW4168A Engine Maintenance Service
Agreement Engine Shop Visit Data Requirements (Continued)                 Page 4


           HOURS             CYCLES
           -----             ------
HPT   _______________   _______________
LPT

     6.   TAM anticipated operating time before next scheduled shop visit.

          ____________________________ Hours ____________________________ Cycles

     7.   Type of next scheduled shop visit ____________________________________

F.   MISCELLANEOUS DATA

     1.   Known LRU/QEC shortages at time of shipment:

          ____________________     ____________________     ____________________

          ____________________     ____________________     ____________________

          ____________________     ____________________     ____________________

     2. Report of any accident/abnormal operational circumstance involving the Equipment as referenced by the Pratt & Whitney Overhaul Standard Practices Manual, P.N. 585005.

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

G.   TAM CONTACT

     Name ______________________________

     Position __________________________

     Telephone _________________________

     Fax _______________________________   SITA ________________________________

                                           IBM E-Mail ID _______________________

   Pratt & Whitney Proprietary - Subject to the Restrictions on the Front Page